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                                                                    Exhibit 23









                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement No. 33-45673 on Form S-8 pertaining to the American Greetings Retirement Profit Sharing and Savings Plan of American Greetings Corporation of our report dated June 22, 2000, with respect to the financial statements and supplemental schedule of the American Greetings Retirement Profit Sharing and Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 1999.




                                                /s/ Ernst & Young LLP
                                                ----------------------------

Cleveland, Ohio
June 22, 2000